EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-45733) of our report dated March 4, 1998, except as to the information presented in Note 1 and Note 18, for which the date is March 23, 1998, on our audits of the consolidated financial statements of Foamex L.P. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
June 11, 1998